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                                                                   EXHIBIT 10.39

                            STOCK PURCHASE AGREEMENT

         THIS AGREEMENT (the "Agreement") is made and entered into as of the 7th day of December, 1998 between AFFINITY GROUP THRIFT HOLDING CORP., a Delaware corporation (the "Seller") and AFFINITY BANK HOLDINGS LLC, a Minnesota limited liability company (the "Purchaser").

                                   WITNESSETH:

         Pursuant to this Agreement, the Seller will sell and deliver to the Purchaser, and the Purchaser will purchase and acquire from the Seller, all of the issued and outstanding capital stock (the "Shares") of Affinity Bank, a California corporation ("AB"). Such purchase and sale is to be subject to the contingencies set forth in Section 2.4 hereof and is made in consideration of and is premised upon the various representations, warranties, covenants, agreements and undertakings of the Seller and the Purchaser contained in this Agreement. The Shares are sometimes collectively referred to herein as the "Securities.

         NOW, THEREFORE, the parties agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

         Capitalized terms used in this Agreement are used as defined in this
Article I or elsewhere in this Agreement

         1.1 AFFILIATE. The term "Affiliate" shall mean with respect to any entity, a person or entity directly or indirectly, controlling, controlled by or under common control with, such entity.

         1.2 DAMAGES. The term "Damages" shall mean any and all obligations, liabilities, damages, penalties, deficiencies, losses, investigations, proceedings, judgments, costs, and expenses (including, but not limited to, costs and expenses incurred in connection with the performing obligations, interest, bonding and court costs and the attorneys' fees and disbursements) in each case, after the application of any and all amounts covered under insurance, contracts or similar arrangements and from third parties by the person or entity claiming indemnity hereunder and after taking into account the contributing acts or omissions to the event giving arise to any claim for indemnity hereunder and after taking into account the contributing acts or omissions to the event giving arise to any claim for indemnity hereunder directly or indirectly after the Closing of the person or entity claiming indemnity hereunder, which acts or omissions give rise to any liabilities by such person or entity under applicable Legal Requirements.

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         1.3   LEGAL REQUIREMENTS. The term "Legal Requirements" shall mean any and all currently applicable (i) federal, state and local laws (statutory, judicial or otherwise), ordinances and regulations as currently interpreted by relevant regulatory authorities, (ii) judgments, order or decrees of any federal, state or local court, arbitrator or administrative or governmental authority, bureau or agency, and (iii) contracts, agreements, franchises, understandings or other arrangements with any federal, state or local court, arbitrator or administrative or governmental authority, bureau or agency relating to compliance with the matters described in (i) and (ii) above. Without limiting the generality of the foregoing, the expression "Legal Requirements" includes approval of applications filed with the Federal Deposit Insurance Corporation and the Office of Thrift Supervision to designate AB as a federal savings bank and to designate the Purchaser and its parent company as savings and loan holding companies.

                                   ARTICLE II

                         PURCHASE AND SALE OF THE SHARES

         2.1 PURCHASE AND SALE OF SHARES. At the Closing, the Seller agrees to sell, transfer and deliver to the Purchaser, and the Purchaser agrees to purchase, acquire and accept from the Seller, the Securities.

         2.2 CONSIDERATION. The consideration to be paid to the Seller for the sale, transfer and delivery of the Securities shall be the issuance and delivery by the Purchaser to the Seller of a membership interest in the Purchaser consisting of 17,100 shares of the Series A Preferred stock of the Purchaser (the "Preferred Stock").

         2.3 THE CLOSING. The Closing of the transactions provided for in this Agreement (the "Closing') shall occur at the offices of the Purchaser at 10:00 a.m. on the second business day after the satisfaction of the conditions precedent set forth in Section 2.4 The Seller agrees to cooperate with the Purchaser in having the Legal Requirements satisfied and, upon satisfaction thereof, Purchaser shall give notice thereof to the Seller. At the Closing, The Seller shall deliver the Shares duly endorsed for transfer to the Purchaser. At the Closing, the Purchaser shall deliver certificates for the Preferred Stock to the Seller. Each of the Purchaser and the Seller agrees to execute and deliver such other and further instruments at the Closing and thereafter as the other may reasonably request to evidence the intent of this Agreement.

         2.4 CONDITION OF THE OBLIGATIONS OF THE PARTIES HERETO. The obligation of the Seller to convey the Securities and the obligation of the Purchaser to purchase the Securities is conditioned upon (a) the Purchaser's obtaining the necessary approvals to satisfy the Legal Requirements and (b) the Seller's obtaining the requisite approval to the transactions contemplated by this Agreement from the lenders to the parent company of the Seller.

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                                    ARTICLE 3

                          REPRESENTATION AND WARRANTIES

         The following representations and warranties are made on and as of the date hereof. The Seller hereby represents and warrants to the Purchaser that:

         3.1 TITLE TO SHARES. The Seller is the owner of the Securities, free and clear of any liens, mortgages, charges, security interests or any other encumbrances (including without limitation adverse claims) or other restrictions or limitations of any kind whatsoever and all applicable statutes and regulations. By delivery and payment for the Shares as provided for in this Agreement, the Seller will convey good title to the Shares, free and clear of all Liens.

         3.2 NO BREACH. The execution, delivery, validity and enforceability of this Agreement by the Seller, the consummation of the transactions provided for hereby by the Seller, and the performance by the Seller of its obligations contemplated hereby will not (i) violate, conflict with or result in a breach or termination of, or otherwise give the other person a right to terminate, or constitute a default, event of default (by way of substitution, novation or otherwise) or an event which with notice, lapse of time or both, would constitute a default or event of default under the terms of any material contract or permit by which the Seller is bound except with respect to which consent has been obtained, (ii) result in the creation of any lien upon any of the Shares, (iii) constitute a violation by the Seller of any Legal Requirement or (iv) give rise to any preferential right to purchase in favor of any third party.

         3.3 PURCHASE INVESTIGATION. The Seller recognizes that the Purchaser is a recently formed entity and has no operating history. The Seller has received and is familiar with such information with respect to the Purchaser and its projected performance as the Seller deems necessary for the purpose of acquiring the Preferred Stock and desires no further information from the Purchaser.

         3.4 INVESTMENT INTENT. The Seller is acquiring the Preferred Stock for its own account for investment and with no present intention of (i) distributing the Preferred Stock or any part thereof or (ii) exercising direct or indirect control over AB.

         The Purchaser hereby represents and warrants to the Seller that:

         3.5 TITLE TO SHARES. At the Closing, the Preferred Stock will be validity issued and outstanding in favor of the Seller and have the benefit of the rights and preferences set forth in the Articles of Organization of the Purchaser.

         3.6 NO BREACH. The execution, delivery, validity and enforceability of this Agreement by the Purchaser, the consummation of the transactions provided for hereby by the Purchaser, and the performance by the Purchaser of its obligations contemplated hereby will not (i) violate, conflict with or result in a breach or termination of, or

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otherwise give the other person a right to terminate, or constitute a default, event of default (by way of substitution, novation or otherwise) or an event which with notice, lapse of time or both, would constitute a default or event of default under the terms of any material contract or permit by which the Purchaser is bound except with respect to which consent has been obtained, (ii) constitute a violation by the Purchaser of any Legal Requirement by the Purchaser.

         3.7 PURCHASE INVESTIGATION. The Purchaser has received and is familiar with such information with respect to AB and its historical and projected performance as the Purchaser deems necessary for the purpose of purchasing the Securities and desires no further information from the Seller.

         3.8 INVESTMENT INTENT. The Purchaser is purchasing the Securities for its own account for investment and with no present intention of distributing the Securities or any part thereof.

                                    ARTICLE 4

                      INDEMNIFICATION, LIABILITY, SURVIVAL

         4.1 INDEMNIFICATION AND LIABILITY FOR BREACH OF REPRESENTATIONS.

         (A) The Seller agrees to pay and to indemnify fully, hold harmless and defend the Purchaser, its Affiliates, agents, officers, directors, shareholders, employees, servants, consultants, representatives successors and assigns, from and against any and all Damages arising out of or relating to any of the following:

                  (i) Any misrepresentation or breach of warranty by the Seller under this Agreement or any certificate or document requires to be delivered in connection herewith or in connection with the consummation of the transactions provided for hereby, or

                  (ii) The non-fulfillment or failure to perform any covenant or agreement on the part of the Seller under this Agreement.

         (B) The Purchaser agrees to pay and to indemnify fully, hold harmless and defend the Seller, his Affiliates, agents, officers, directors, shareholders, employees, servants, consultants, representatives, successors and assigns, from and against any and all Damages arising out of or relating to any of the following:

                  (i) Any misrepresentation or breach of warranty by the Purchaser under this Agreement or any certificate or document required to be delivered in connection herewith or in connection with the consummation of the transactions provided for hereby, or

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                  (ii) The non-fulfillment or failure to perform any covenant or agreement on the part of the Purchaser under this Agreement.

         4.2 SURVIVAL OF REPRESENTATIONS AND WARRANTIES: The representations and warranties contained in this Agreement shall survive the Closing for a period of two years.

                                    ARTICLE 5

                                  MISCELLANEOUS

         5.1 RIGHTS AND REMEDIES, SPECIFIC PERFORMANCE. The rights and remedies granted under this Agreement shall not be exclusive rights and remedies, but shall be in addition to all other rights and remedies available at law or in equity.

         5.2 NOTICES. All notices under this Agreement shall be transmitted to the respective party, shall be in writing and shall be considered to have been duly given or served when personally delivered to any individual party, or on the first day after the date of deposit with Federal Express for next day delivery, postage prepaid, or on the third day after deposit in the United States mail, certified or registered, return receipt requested, postage prepaid, or on the date of telecopy, fax or similar telephonic transmission during normal business hours, provided that the recipient has specifically acknowledged by telephone receipt of such telecopy, fax or telephonic transmission; addressed, in all cases, to the party at his address set forth below, or to such other address as such party may hereafter designate by written notice to the other party:

                  If to Seller:       AFFINITY GROUP THRIFT HOLDING CORP.
                                      64 Inverness Drive East
                                      Englewood, CO 80112

                  If to Purchaser:    AFFINITY BANK HOLDINGS LLC
                                      2575 Vista Del Mar Drive
                                      Ventura, CA 93001

or to such other address as hereafter shall be furnished as provided in this
Section 5.2 by any of the parties hereto to the other parties hereto.

         5.3 ASSIGNMENT AND AMENDMENT. This Agreement shall not be assignable by either party without the prior written consent of the other party without the prior written consent of the other party, except it may be amended except pursuant to a writing executed by all of the parties hereto.

         5.4 ENTIRE AGREEMENT: This Agreement sets forth the entire understanding and agreement between the parties as to the matters covered herein and supercedes and replaces all prior understandings, agreements or statements (written or oral) of intent.

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         5.5   INVALID PROVISIONS. If any provision of this Agreement is held to be illegal, invalid or unenforceable, such provision shall be deemed severed as if such illegal, invalid or unenforceable provision had never comprised a part hereof, and the remaining provisions hereof shall remain in full force and effect and shall not be affected by such illegal, invalid or unenforceable provision or by its severance herefrom. Furthermore, in lieu of such illegal, invalid, or unenforceable provision there shall be added automatically a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and legal, valid and enforceable.

         5.6 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute a single instrument.

         5.7 HEADINGS. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         5.8 GOVERNING LAW. This Agreement shall be construed in accordance with, and governed by, the laws of the State of California.

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         IN WITNESS WHEREOF, this Agreement has been executed and delivered as of the date first written above.

                                            AFFINITY GROUP THRIFT HOLDING CORP.

                                            By       /s/  Stephen Adams
                                              ---------------------------------
                                                     Stephen Adams
                                                     Its President

                                            AFFINITY BANK HOLDINGS LLC

                                            By       /s/ Michael Mcguire
                                              ---------------------------------
                                                     Michael McGuire
                                                     Its President




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